Exhibit 99.1

NEWS RELEASE

	Contact:	Scott A. McCurdy
FOR IMMEDIATE RELEASE		Senior Vice President & CFO
Geokinetics Inc.
(713) 850-7600

GEOKINETICS ANNOUNCES AMENDMENT TO REVOLVING CREDIT FACILITY

HOUSTON, TEXAS — July 1, 2010 — Geokinetics Inc. (NYSE Amex: GOK) announced today that effective June 30, 2010, the Company has amended its revolving credit facility with Royal Bank of Canada to, among other things, provide greater flexibility in meeting financial covenants.  This amendment provides favorable adjustments to the maximum total leverage ratio and minimum interest coverage ratio for the quarters ending June 30, 2010 and September 30, 2010.  It also removes the fixed charge coverage ratio requirement for the quarter ending June 30, 2010 and decreases the minimum fixed charge coverage ratio for the quarter ending September 30, 2010.

In addition, the rate of interest the Company pays on borrowings under the Credit Agreement increases by 1.0%, the commitment fee varies between .75% and 1.5% depending on the leverage ratio, and permitted outstanding borrowing under the revolver has been reduced from $50 million to $40 million.  As of June 30, 2010, the Company had a balance of $9 million borrowed under the revolving credit facility.

Richard F. Miles, the Company’s President & Chief Executive Officer, stated, “We are pleased to be able to execute this amendment with our lenders, which provides us with the capital flexibility and liquidity to continue to grow our company as we see a renewed strengthening of our core seismic contracting business, both domestically and internationally.”

Specifically, for the fiscal quarters ending June 30, 2010 and September 30, 2010, this amendment: (1) increases the maximum total leverage ratio to 8.60 to 1.00 and 6.30 to 1.00, respectively; (2) decreases the minimum interest coverage ratio to 1.00 to 1.00 and 2.25 to 1.00, respectively.  It also removes the fixed charge coverage ratio requirement for the fiscal quarter ending June 30, 2010 and decreases the minimum fixed charge coverage ratio to 1.00 to 1.00 for the fiscal quarter ending September 30, 2010.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing and interpretation services to the oil and gas industry worldwide as well as multi-client seismic data library services in the U.S.  Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world.  Geokinetics has the crews, experience and capacity to provide cost-effective world class data to its North American and international clients.  For more information on Geokinetics, visit www.geokinetics.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the business outlook for the year, backlog and bid activity, future contract awards, financial performance and statements with respect to future events. These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to general economic conditions and conditions in the oil and gas industry, financial performance and results, job delays or cancellations, reductions in oil and gas prices, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Company’s reports filed with the Securities and Exchange Commission. Backlog consists of written orders and estimates of Geokinetics’ services which it believes to be firm, however, in many instances, the contracts are cancelable by customers so Geokinetics may never realize some or all of its backlog which may lead to lower than expected financial performance.

Although Geokinetics believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will be correct.  All of Geokinetics’ forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

###